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                                                                    EXHIBIT (99)
              FIRST UNION CORPORATION OF VIRGINIA AND SUBSIDIARIES
                        SUMMARIZED FINANCIAL INFORMATION
                                 (Unaudited)
     In connection with the merger of Dominion Bankshares Corporation into First Union Corporation of Virginia (FUNC-VA), a wholly-owned subsidiary of First
Union Corporation (the Corporation), on March 1, 1993, FUNC-VA assumed, and subsequently the Corporation guaranteed, FUNC-VA's publicly held 9 5/8% Subordinated Capital Notes Due 1999. Set forth below is summarized consolidated financial information for FUNC-VA and subsidiaries for the periods indicated.
                     CONSOLIDATED STATEMENTS OF INCOME DATA

                                                                                                    YEAR ENDED
                                                                                                   DECEMBER 31,
(IN THOUSANDS)                                                                                        1993
Net interest income (expense).................................................................     $ 230,788
Income before income taxes....................................................................        59,090
Net income (loss).............................................................................     $  34,588
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                        CONSOLIDATED BALANCE SHEET DATA

(IN THOUSANDS)                                                                                                        1993
Assets..........................................................................................................   $1,351,173
Securities available for sale...................................................................................       18,576
Loans, net of unearned income...................................................................................        4,278
Stockholders' equity............................................................................................   $1,159,170

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